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                                FCG ENTERPRISES, INC.
                             1997 NON-EMPLOYEE DIRECTORS'
                                  STOCK OPTION PLAN

                        ADOPTED AND EFFECTIVE AUGUST 22, 1997
                          SHAREHOLDER APPROVAL NOT REQUIRED


1.  PURPOSE.

    (a) The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of Nonstatutory Stock Options.

    (b) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity and to provide incentives for such persons to exert maximum efforts for the success of the Company.

    (c) The Company intends that the Options issued under the Plan shall be Nonstatutory Stock Options granted pursuant to Section 6 hereof.

2.  DEFINITIONS.

    (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

    (b) "ANNUAL OPTION" means a stock option granted pursuant to subsection 5(d) of the Plan.

    (c)  "BOARD" means the Board of Directors of the Company.

    (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

    (e) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

    (f)  "COMPANY" means FCG Enterprises, Inc., a California corporation.

    (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided

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that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

    (h) "CONTINUOUS SERVICE" means that the Optionee's service to the Company or an Affiliate of the Company, whether in the capacity of a Director or subsequently as an Employee or a Consultant, is not interrupted or terminated. The Optionee's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders such service to the Company or an Affiliate or the Company or a change in the entity for which the Optionee renders such service, provided that there is no interruption or termination of the Optionee's service. The Board or its designee, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or its designee, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

    (i)  "DIRECTOR" means a member of the Board.

    (j) "DISABILITY" means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

    (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (l)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (m) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

         (i) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

         (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

    (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

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    (o)  "INITIAL OPTION" means a stock option granted pursuant to subsection
5(b) or subsection 5(c) of the Plan.

    (p) "LISTING DATE" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

    (q) "NON-EMPLOYEE DIRECTOR" means a Director who is not a current Employee or Officer of the Company or its parent or subsidiary and does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director.

    (r) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

    (s) "OFFICER" means (i) prior to the Listing Date, any person designated by the Company as an officer and (ii) from and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (t)  "OPTION" means a stock option granted pursuant to the Plan.

    (u) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

    (v) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

    (w) "PLAN" means this FCG Enterprises, Inc. 1997 Non-Employee Directors' Stock Option Plan.

    (x) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (y)  "SECURITIES ACT" means the Securities Act of 1933, as amended.

3.  ADMINISTRATION.

    (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

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    (b)  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (i) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (ii) To amend the Plan or an Option as provided in Section 12.

         (iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

    (c) The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.  SHARES SUBJECT TO THE PLAN.

    (a) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate Fifty Thousand (50,000) shares of Common Stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

    (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  ELIGIBILITY AND NON-DISCRETIONARY GRANTS.

    (a) Options shall be granted only to Non-Employee Directors of the Company.

    (b) On August 22, 1997, the date of the approval of the Plan by the Board (the "Adoption Date"), each person who is then a Non-Employee Director automatically shall be granted an Initial Option to purchase Five Thousand (5,000) shares of Common Stock of the Company on the terms and conditions set forth herein.

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    (c)  Each person who is, after the Adoption Date, elected for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or shareholders of the Company, be granted an Initial Option to purchase One Thousand (1,000) shares of Common Stock of the Company on the terms and conditions set forth herein.

    (d) On January 1 of each year, commencing with January 1, 1998, each person who is then a Non-Employee Director automatically shall be granted an Annual Option to purchase One Thousand (1,000) shares of Common Stock of the Company on the terms and conditions set forth herein.

6.  OPTION PROVISIONS.

    Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

    (a) TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

    (b) PRICE. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

    (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (1) in cash or (2) at the discretion of the Board at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment (however, in the event the Company reincorporates in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment), or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be compounded at least annually.

    (d) TRANSFERABILITY. An Option shall be transferable only to the extent specifically provided in the Option Agreement; provided, however, that if the Option Agreement does not specifically provide for the transferability of the Option, the Option shall not be transferable except by will, by the laws of descent and distribution, pursuant to a domestic relations order satisfying the requirements of Rule 16 of the Exchange Act or to the spouse, children, lineal ancestors and lineal descendants of the Optionee (or to a trust or a limited liability partnership or company created solely for the benefit of the Optionee and/or the foregoing persons) and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or a permitted transferee. Notwithstanding the foregoing, the person to whom the Option is

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granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

    (e)  VESTING.

         (i) The total number of shares of stock subject to an Option shall be allotted in periodic installments. The Option Agreement shall provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised.

         (ii) Initial Options for continuing Non-Employee Directors provided under subsection 5(b) in each case will provide for vesting of 1/5th of the shares 12 months after the date of the grant and 1/60th of the shares each month thereafter; provided, however, that if the Optionee's Continuous Service (whether as a Director, Employee or Consultant) is terminated either (1) voluntarily (including due to death or disability) or (2) due to an Involuntary Termination without Cause as defined in subsection 11(d), then the vesting of such Option and the time during which such Option may be exercised shall be accelerated upon the occurrence of such event.

         (iii) Initial Options for new Non-Employee Directors provided under subsection 5(c) in each case will provide for vesting of 1/12th of the shares each month after the date of the grant; provided, however, that if the Optionee's Continuous Service (whether as a Director, Employee or Consultant) is terminated either (1) voluntarily (including due to death or disability) or (2) due to an Involuntary Termination without Cause as defined in subsection 11(d), then the vesting of such Option and the time during which such Option may be exercised shall be accelerated upon the occurrence of such event.

         (iv) Annual Options provided under subsection 5(d) in each case will provide for vesting of 1/12th of the shares each month after the date of the grant; provided, however, that if the Optionee's Continuous Service (whether as a Director, Employee or Consultant) is terminated either (1) voluntarily (including due to death or disability) or (2) due to an Involuntary Termination without Cause as defined in subsection 11(d), then the vesting of such Option and the time during which such Option may be exercised shall be accelerated upon the occurrence of such event.

    (f) TERMINATION OF SERVICE. In the event an Optionee's Continuous Service (whether as a Director, Employee or Consultant) terminates (other than upon the Optionee's death), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date twelve
(12) months after the termination of the Optionee's Continuous Service or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination,

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the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

    If the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as described in subsection 6(a) or (ii) the expiration of a period of twelve (12) months after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements (if such provisions would result in an extension of the time during which the Option may be exercised beyond the period described in the first paragraph of this subsection 6(f)).

    (g) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Service (whether as a Director, Employee or Consultant), the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death , or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

    (h) RIGHT OF REPURCHASE. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares exercised pursuant to the Option.

    (i) RIGHT OF FIRST REFUSAL. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionee of the intent to transfer all or any part of the shares exercised pursuant to the Option. Such right of first refusal shall be exercised by the Company no more than thirty (30) days following receipt of notice of the Optionee's intent to transfer shares and must be exercised as to all the shares the Optionee intends to transfer unless the Optionee consents to exercise for less than all the shares offered. The purchase of the shares following exercise shall be completed within thirty (30) days of the Company's receipt of notice of the Optionee's intent to transfer shares, or such longer period of time as has been offered by the person to whom the Optionee intends to transfer the shares, or as may be agreed to by the Company and the Optionee. Except as expressly provided in this subsection 6(i), such right of

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first refusal shall otherwise comply with any applicable provisions of the
Bylaws of the Company.

7.  CANCELLATION AND RE-GRANT OF OPTIONS.

    The Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or
(ii) with the consent of any adversely affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than the Fair Market Value for an Option. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which Section 424(a) of the Code applies.

8.  COVENANTS OF THE COMPANY.

    (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

    (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.  USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10. MISCELLANEOUS.

    (a) Neither a Non-Employee Director nor any person to whom an Option is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

    (b) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any holder of Options any right to continue serving as a Director, Employee or Consultant, or shall affect the right of the Company or any Affiliate to terminate the

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Optionee's service as a Director, Employee or Consultant pursuant to the
Company's Bylaws and the provisions of the corporate law of the state in which the Company is incorporated.

    (c) The Company may require any person to whom an Option is granted, or any person to whom an Option is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if
(1) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

    (d) To the extent provided by the terms of an Option Agreement, the person to whom an Option is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to such person by the Company) or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Option; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

11. ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a), and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options.
Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities

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of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

    (b) In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the individuals who, as of the date of the adoption of this Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least 50% of the Board, provided, however, that if the election, or nomination for election, by the Company's shareholders of any new Director was approved by a vote of at least 50% of the Incumbent Board, such new Director shall, for purposes of this subsection 11(b), be considered as a member of the Incumbent Board (collectively, a "Change in Control"), then: (i) any surviving or acquiring corporation shall assume Options outstanding under the Plan or shall substitute similar options (including an option to acquire the same consideration paid to shareholders in the transaction described in this subsection 11(b)) for those outstanding under the Plan, (ii) in the event the any surviving or acquiring corporation does assume such Options or substitute similar Options for those outstanding under the Plan, then upon the Optionee's Voluntary Termination with Good Reason (as described in subsection 11(c)) or the Optionee's Involuntary Termination without Cause (as described in subsection 11(d)) the vesting of such Options and the time during which such Options may be exercised shall be accelerated upon the occurrence of such event, or (iii) in the event any surviving or acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, (A) with respect to Options held by persons then performing services as Directors, Employees or Consultants, the vesting of such Options and the time during which such Options may be exercised shall be accelerated prior to such event and the Options terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to such event.

    (c) The term "Voluntary Termination with Good Reason" in connection with a Change in Control as described in subsection 11(b) means (i) the Optionee's resignation, with good reason, as a Director, Employee or Consultant within one month prior to the Change in Control or (ii) the Optionee's resignation, with good reason, as a Director, Employee or Consultant of the surviving or acquiring corporation which assumed the Optionee's Option or substituted a similar Option for the Optionee's Option within 13 months after a Change in Control. "Good reason" means any of the following to the extent applicable to the Optionee's position as a Director, Employee or Consultant at that time:

         (i) reduction of the Optionee's rate of compensation as in effect immediately prior to the Change in Control;

         (ii) failure to provide a package of benefits which, taken as a whole, provide substantially similar benefits to those in which the Optionee was entitled to participate immediately prior to the Change in Control;


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         (iii)     a change in the Optionee's responsibilities, authority,
title or office resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by the Optionee;

         (iv) a request that the Optionee relocate to a worksite that is more than 35 miles from the Optionee's prior worksite, unless the Optionee accept such relocation opportunity;

         (v) failure or refusal of a successor to the Company to assume the Company's obligations under this option agreement; or

         (vi) material breach by the Company or any successor to the Company of any of the material provisions of the Optionee's option.

    (d) The term "Involuntary Termination without Cause" in connection with a Change in Control as described in subsection 11(b) means (i) the involuntary termination, without cause, of the Optionee's Continuous Service (whether as a Director, Employee or Consultant) by the Company within one month prior to a Change in Control or (ii) the involuntary termination, without cause, of the Optionee's Continuous Service by the surviving or acquiring corporation which assumed the Optionee's Option or substituted a similar Option for the Optionee's Option within 13 months after a Change in Control. "Cause" means any of the following:

         (i) the Optionee's theft, dishonesty, or falsification of documents or records;

         (ii) the Optionee's improper use or disclosure of the company's confidential or proprietary information;

         (iii) any action by the Optionee which has a detrimental effect on the company's reputation or business;

         (iv) The Optionee's failure or inability to perform any reasonable assigned duties after written notice from the company of, and a reasonable opportunity to cure, such failure or inability;

         (v) any material breach by the Optionee of any service agreement between the Optionee and the company which breach is not cured pursuant to the terms of such agreement; or

         (vi) the Optionee's conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionee's ability to perform his or her duties with the company.

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12. AMENDMENT OF THE PLAN AND OPTIONS.

    (a)  The Board at any time, and from time to time, may amend the Plan.

    (b) The Board may in its sole discretion submit any amendment to the Plan for shareholder approval.

    (c) Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

    (d) The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

13. TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 21, 2112, which is fifteen
(15) years from the date the Plan was adopted by the Board. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

14. EFFECTIVE DATE OF PLAN.

    The Plan shall become effective on August 22, 1997, the date adopted by the Board.


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